SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JULY 25, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2002-10
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2002-15


                             ----------------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated July 25, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $2,530,310.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-60 of the Prospectus Supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 15, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 15, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 76.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                              Percentage of the Prepayment Assumption
                                                       ----------------------------------------------------
        Class                                            0%         50%        100%        150%        200%
        -----                                          -----       ----        ----       -----       -----
        Class PO..................................      1.4%       3.8%        7.1%       10.6%       14.5%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                                                       EXHIBIT 1


  THE                                                                                        Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                                 Countrywide Home Loans
                                           Mortgage Pass-Through Certificates
                                             Alternative Loan Trust 2002-10
                                                     Series 2002-15

                                     Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------
                                    Certificate                            Pass
                       Class            Rate             Beginning        Through         Principal         Interest
Class      Cusip     Description       Type               Balance         Rate (%)       Distribution     Distribution
-----------------------------------------------------------------------------------------------------------------------
  A1     12669CX70     Senior       Fix-30/360        285,266,724.08      6.500000       5,060,070.28     1,545,194.76
  A2     12669CX88     Senior       Fix-30/360          1,000,000.00      6.250000               0.00         5,208.33
  A3     12669CX96     Senior       Fix-30/360          1,000,000.00      6.750000               0.00         5,625.00
  A4     12669CY20     Senior       Fix-30/360          1,500,000.00      6.000000               0.00         7,500.00
  A5     12669CY38     Senior       Fix-30/360          2,500,000.00      6.250000               0.00        13,020.83
  A6     12669CY46     Senior       Fix-30/360          1,250,000.00      7.000000               0.00         7,291.67
  A7     12669CY53     Senior       Fix-30/360          1,000,000.00      7.250000               0.00         6,041.67
  A8     12669CY61     Senior       Fix-30/360          1,500,000.00      6.250000               0.00         7,812.50
  A9     12669CY79     Senior       Fix-30/360          1,500,000.00      6.750000               0.00         8,437.50
  A10    12669CY87     Senior       Fix-30/360          4,057,000.00      6.500000               0.00        21,975.42
  A11    12669CY95     Senior       Var-30/360         37,601,524.90      2.410000         562,230.03        75,516.40
  A12    12669CZ29    Strip IO      Var-30/360         37,601,524.90      6.590000               0.00       206,495.04
  A13    12669CZ37     Senior       Fix-30/360         37,840,000.00      6.500000               0.00       204,966.67
  PO     12669CZ45    Strip PO      Fix-30/360          2,577,554.82      0.000000          47,244.36             0.00
  AR     12669CZ52     Senior       Fix-30/360                  0.00      6.750000               0.00             0.00

-----------------------------------------------------------------------------------------------------------------------

  M      12669CZ60     Junior       Fix-30/360          8,995,527.67      6.750000          18,218.18        50,599.84
  B1     12669CZ78     Junior       Fix-30/360          3,398,310.45      6.750000           6,882.42        19,115.50
  B2     12669CZ86     Junior       Fix-30/360          2,598,707.99      6.750000           5,263.03        14,617.73
  B3     12669CZ94     Junior       Fix-30/360          1,399,304.30      6.750000           2,833.94         7,871.09
  B4     12669C2A7     Junior       Fix-30/360          1,399,304.30      6.750000           2,833.94         7,871.09
  B5     12669C2B5     Junior       Fix-30/360          1,199,670.47      6.750000           2,429.63         6,748.15

-----------------------------------------------------------------------------------------------------------------------
Totals                                                397,583,628.98                      5,708,005.81    2,221,909.19
-----------------------------------------------------------------------------------------------------------------------

[RESTUBBED]

--------------------------------------------------------------------
                            Current                       Cumulative
            Total           Realized       Ending          Realized
Class    Distribution        Losses        Balance          Losses
--------------------------------------------------------------------
  A1     6,605,265.04         0.00      280,206,653.80       0.00
  A2         5,208.33         0.00        1,000,000.00       0.00
  A3         5,625.00         0.00        1,000,000.00       0.00
  A4         7,500.00         0.00        1,500,000.00       0.00
  A5        13,020.83         0.00        2,500,000.00       0.00
  A6         7,291.67         0.00        1,250,000.00       0.00
  A7         6,041.67         0.00        1,000,000.00       0.00
  A8         7,812.50         0.00        1,500,000.00       0.00
  A9         8,437.50         0.00        1,500,000.00       0.00
  A10       21,975.42         0.00        4,057,000.00       0.00
  A11      637,746.43         0.00       37,039,294.87       0.00
  A12      206,495.04         0.00       37,039,294.87       0.00
  A13      204,966.67         0.00       37,840,000.00       0.00
  PO        47,244.36         0.00        2,530,310.46       0.00
  AR             0.00         0.00                0.00       0.00

--------------------------------------------------------------------

  M         68,818.02         0.00        8,977,309.49       0.00
  B1        25,997.92         0.00        3,391,428.03       0.00
  B2        19,880.76         0.00        2,593,444.96       0.00
  B3        10,705.03         0.00        1,396,470.37       0.00
  B4        10,705.03         0.00        1,396,470.37       0.00
  B5         9,177.78         0.00        1,197,240.84       0.00

--------------------------------------------------------------------
Totals   7,929,915.00         0.00       391,875,623.19      0.00
--------------------------------------------------------------------

  THE                                                                                 Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                                 Countrywide Home Loans
                                           Mortgage Pass-Through Certificates
                                             Alternative Loan Trust 2002-10
                                                     Series 2002-15

                                             Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------
                             Original           Beginning         Scheduled                         Unscheduled
                            Certificate        Certificate         Principal         Accretion       Principal
Class       Cusip             Balance            Balance         Distribution        Principal      Adjustments
----------------------------------------------------------------------------------------------------------------
 A1       12669CX70       287,408,500.00      285,266,724.08      5,060,070.28         0.00             0.00
 A2       12669CX88         1,000,000.00        1,000,000.00              0.00         0.00             0.00
 A3       12669CX96         1,000,000.00        1,000,000.00              0.00         0.00             0.00
 A4       12669CY20         1,500,000.00        1,500,000.00              0.00         0.00             0.00
 A5       12669CY38         2,500,000.00        2,500,000.00              0.00         0.00             0.00
 A6       12669CY46         1,250,000.00        1,250,000.00              0.00         0.00             0.00
 A7       12669CY53         1,000,000.00        1,000,000.00              0.00         0.00             0.00
 A8       12669CY61         1,500,000.00        1,500,000.00              0.00         0.00             0.00
 A9       12669CY79         1,500,000.00        1,500,000.00              0.00         0.00             0.00
 A10      12669CY87         4,057,000.00        4,057,000.00              0.00         0.00             0.00
 A11      12669CY95        37,839,500.00       37,601,524.90        562,230.03         0.00             0.00
 A12      12669CZ29        37,839,500.00       37,601,524.90              0.00         0.00             0.00
 A13      12669CZ37        37,840,000.00       37,840,000.00              0.00         0.00             0.00
 PO       12669CZ45         2,604,633.09        2,577,554.82         47,244.36         0.00             0.00
 AR       12669CZ52               100.00                0.00              0.00         0.00             0.00

----------------------------------------------------------------------------------------------------------------

 M        12669CZ60         9,000,000.00        8,995,527.67         18,218.18         0.00             0.00
 B1       12669CZ78         3,400,000.00        3,398,310.45          6,882.42         0.00             0.00
 B2       12669CZ86         2,600,000.00        2,598,707.99          5,263.03         0.00             0.00
 B3       12669CZ94         1,400,000.00        1,399,304.30          2,833.94         0.00             0.00
 B4       12669C2A7         1,400,000.00        1,399,304.30          2,833.94         0.00             0.00
 B5       12669C2B5         1,200,266.91        1,199,670.47          2,429.63         0.00             0.00

----------------------------------------------------------------------------------------------------------------
 Totals                   400,000,000.00      397,583,628.98      5,708,005.81         0.00             0.00
----------------------------------------------------------------------------------------------------------------

[RESTUBBED]

------------------------------------------------------------------------------
                Net           Current          Ending               Ending
             Principal       Realized        Certificate          Certificate
Class       Distribution      Losses           Balance              Factor
------------------------------------------------------------------------------
 A1         5,060,070.28        0.00         280,206,653.80      0.97494212522
 A2                 0.00        0.00           1,000,000.00      1.00000000000
 A3                 0.00        0.00           1,000,000.00      1.00000000000
 A4                 0.00        0.00           1,500,000.00      1.00000000000
 A5                 0.00        0.00           2,500,000.00      1.00000000000
 A6                 0.00        0.00           1,250,000.00      1.00000000000
 A7                 0.00        0.00           1,000,000.00      1.00000000000
 A8                 0.00        0.00           1,500,000.00      1.00000000000
 A9                 0.00        0.00           1,500,000.00      1.00000000000
 A10                0.00        0.00           4,057,000.00      1.00000000000
 A11          562,230.03        0.00          37,039,294.87      0.97885265044
 A12                0.00        0.00          37,039,294.87      0.97885265044
 A13                0.00        0.00          37,840,000.00      1.00000000000
 PO            47,244.36        0.00           2,530,310.46      0.97146522049
 AR                 0.00        0.00                   0.00      0.00000000000

------------------------------------------------------------------------------

 M             18,218.18        0.00           8,977,309.49      0.99747883218
 B1             6,882.42        0.00           3,391,428.03      0.99747883218
 B2             5,263.03        0.00           2,593,444.96      0.99747883218
 B3             2,833.94        0.00           1,396,470.37      0.99747883218
 B4             2,833.94        0.00           1,396,470.37      0.99747883218
 B5             2,429.63        0.00           1,197,240.84      0.99747883218

------------------------------------------------------------------------------
 Totals     5,708,005.81        0.00         391,875,623.19
------------------------------------------------------------------------------

  THE                                                                    Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                       Countrywide Home Loans
                                 Mortgage Pass-Through Certificates
                                   Alternative Loan Trust 2002-10
                                           Series 2002-15

                                    Interest Distribution Detail

---------------------------------------------------------------------------------------------------
               Beginning            Pass                Accrued          Cumulative
              Certificate          Through              Optimal            Unpaid         Deferred
Class           Balance            Rate (%)             Interest          Interest        Interest
---------------------------------------------------------------------------------------------------
 A1          285,266,724.08        6.500000           1,545,194.76          0.00            0.00
 A2            1,000,000.00        6.250000               5,208.33          0.00            0.00
 A3            1,000,000.00        6.750000               5,625.00          0.00            0.00
 A4            1,500,000.00        6.000000               7,500.00          0.00            0.00
 A5            2,500,000.00        6.250000              13,020.83          0.00            0.00
 A6            1,250,000.00        7.000000               7,291.67          0.00            0.00
 A7            1,000,000.00        7.250000               6,041.67          0.00            0.00
 A8            1,500,000.00        6.250000               7,812.50          0.00            0.00
 A9            1,500,000.00        6.750000               8,437.50          0.00            0.00
 A10           4,057,000.00        6.500000              21,975.42          0.00            0.00
 A11          37,601,524.90        2.410000              75,516.40          0.00            0.00
 A12          37,601,524.90        6.590000             206,495.04          0.00            0.00
 A13          37,840,000.00        6.500000             204,966.67          0.00            0.00
 PO            2,577,554.82        0.000000                   0.00          0.00            0.00
 AR                    0.00        6.750000                   0.00          0.00            0.00

---------------------------------------------------------------------------------------------------

 M             8,995,527.67        6.750000              50,599.84          0.00            0.00
 B1            3,398,310.45        6.750000              19,115.50          0.00            0.00
 B2            2,598,707.99        6.750000              14,617.73          0.00            0.00
 B3            1,399,304.30        6.750000               7,871.09          0.00            0.00
 B4            1,399,304.30        6.750000               7,871.09          0.00            0.00
 B5            1,199,670.47        6.750000               6,748.15          0.00            0.00

---------------------------------------------------------------------------------------------------
 Totals      397,583,628.98                           2,221,909.19          0.00            0.00
---------------------------------------------------------------------------------------------------

[RESTUBBED]

-------------------------------------------------------------------------------------
                  Total              Net          Unscheduled
                Interest          Prepayment        Interest               Interest
Class              Due           Int Shortfall     Adjustment                 Paid
-------------------------------------------------------------------------------------
 A1           1,545,194.76          0.00               0.00              1,545,194.76
 A2               5,208.33          0.00               0.00                  5,208.33
 A3               5,625.00          0.00               0.00                  5,625.00
 A4               7,500.00          0.00               0.00                  7,500.00
 A5              13,020.83          0.00               0.00                 13,020.83
 A6               7,291.67          0.00               0.00                  7,291.67
 A7               6,041.67          0.00               0.00                  6,041.67
 A8               7,812.50          0.00               0.00                  7,812.50
 A9               8,437.50          0.00               0.00                  8,437.50
 A10             21,975.42          0.00               0.00                 21,975.42
 A11             75,516.40          0.00               0.00                 75,516.40
 A12            206,495.04          0.00               0.00                206,495.04
 A13            204,966.67          0.00               0.00                204,966.67
 PO                   0.00          0.00               0.00                      0.00
 AR                   0.00          0.00               0.00                      0.00

-------------------------------------------------------------------------------------

 M               50,599.84          0.00               0.00                 50,599.84
 B1              19,115.50          0.00               0.00                 19,115.50
 B2              14,617.73          0.00               0.00                 14,617.73
 B3               7,871.09          0.00               0.00                  7,871.09
 B4               7,871.09          0.00               0.00                  7,871.09
 B5               6,748.15          0.00               0.00                  6,748.15

-------------------------------------------------------------------------------------
 Totals       2,221,909.19          0.00               0.00              2,221,909.19
-------------------------------------------------------------------------------------

  THE                                                                    Distribution Date: 9/25/02
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                       Countrywide Home Loans
                                 Mortgage Pass-Through Certificates
                                   Alternative Loan Trust 2002-10
                                           Series 2002-15

                                     Current Payment Information
                                         Factors per $1,000

--------------------------------------------------------------------------------------------------
                                     Original              Beginning Cert.
                                    Certificate              Notional                Principal
Class         Cusip                   Balance                Balance                Distribution
--------------------------------------------------------------------------------------------------
 A1         12669CX70             287,408,500.00           992.547972941            17.605847722
 A2         12669CX88               1,000,000.00         1,000.000000000             0.000000000
 A3         12669CX96               1,000,000.00         1,000.000000000             0.000000000
 A4         12669CY20               1,500,000.00         1,000.000000000             0.000000000
 A5         12669CY38               2,500,000.00         1,000.000000000             0.000000000
 A6         12669CY46               1,250,000.00         1,000.000000000             0.000000000
 A7         12669CY53               1,000,000.00         1,000.000000000             0.000000000
 A8         12669CY61               1,500,000.00         1,000.000000000             0.000000000
 A9         12669CY79               1,500,000.00         1,000.000000000             0.000000000
 A10        12669CY87               4,057,000.00         1,000.000000000             0.000000000
 A11        12669CY95              37,839,500.00           993.710934286            14.858283848
 A12        12669CZ29              37,839,500.00           993.710934286             0.000000000
 A13        12669CZ37              37,840,000.00         1,000.000000000             0.000000000
 PO         12669CZ45               2,604,633.09           989.603806346            18.138585859
 AR         12669CZ52                     100.00             0.000000000             0.000000000

--------------------------------------------------------------------------------------------------

 M          12669CZ60               9,000,000.00           999.503074403             2.024242222
 B1         12669CZ78               3,400,000.00           999.503074403             2.024242222
 B2         12669CZ86               2,600,000.00           999.503074403             2.024242222
 B3         12669CZ94               1,400,000.00           999.503074403             2.024242222
 B4         12669C2A7               1,400,000.00           999.503074403             2.024242222
 B5         12669C2B5               1,200,266.91           999.503074403             2.024242222

--------------------------------------------------------------------------------------------------
Totals                            400,000,000.00           993.959072450            14.270014525
--------------------------------------------------------------------------------------------------

[RESTUBBED]

----------------------------------------------------------------------
                                     Ending Cert.              Pass
               Interest                Notional               Through
Class         Distribution              Balance               Rate (%)
----------------------------------------------------------------------
 A1           5.376301520             974.942125220           6.500000
 A2           5.208333333           1,000.000000000           6.250000
 A3           5.625000000           1,000.000000000           6.750000
 A4           5.000000000           1,000.000000000           6.000000
 A5           5.208333333           1,000.000000000           6.250000
 A6           5.833333333           1,000.000000000           7.000000
 A7           6.041666667           1,000.000000000           7.250000
 A8           5.208333333           1,000.000000000           6.250000
 A9           5.625000000           1,000.000000000           6.750000
 A10          5.416666667           1,000.000000000           6.500000
 A11          1.995702793             978.852650438           2.410000
 A12          5.457129214             978.852650438           6.590000
 A13          5.416666667           1,000.000000000           6.500000
 PO           0.000000000             971.465220488           0.000000
 AR           0.000000000               0.000000000           6.750000

----------------------------------------------------------------------

 M            5.622204794             997.478832181           6.750000
 B1           5.622204794             997.478832181           6.750000
 B2           5.622204794             997.478832181           6.750000
 B3           5.622204794             997.478832181           6.750000
 B4           5.622204794             997.478832181           6.750000
 B5           5.622204794             997.478832181           6.750000

----------------------------------------------------------------------
Totals        5.554772975             979.689057975
----------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                       Countrywide Home Loans
                                 Mortgage Pass-Through Certificates
                                   Alternative Loan Trust 2002-10
                                           Series 2002-15

Pool Level Data

Distribution Date                                                                                               9/25/02
Cut-off Date                                                                                                    7/ 1/02
Determination Date                                                                                              9/ 1/02
Accrual Period 30/360                      Begin                                                                8/ 1/02
                                           End                                                                  9/ 1/02
Number of Days in 30/360 Accrual Period                                                                              30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                     400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                        397,583,628.99
Ending Aggregate Pool Stated Principal Balance                                                           391,875,623.17

Beginning Aggregate Certificate Stated Principal Balance                                                 397,583,628.99
Ending Aggregate Certificate Stated Principal Balance                                                    391,875,623.17

Beginning Aggregate Loan Count                                                                                      960
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                      11
Ending Aggregate Loan Count                                                                                         949

Beginning Weighted Average Loan Rate (WAC)                                                                    7.286820%
Ending Weighted Average Loan Rate (WAC)                                                                       7.287749%

Beginning Net Weighted Average Loan Rate                                                                      6.708055%
Ending Net Weighted Average Loan Rate                                                                         6.708256%

Weighted Average Maturity (WAM) (Months)                                                                            357

Servicer Advances                                                                                             11,985.79

Aggregate Pool Prepayment                                                                                  4,895,864.82
Pool Prepayment Rate                                                                                        13.8424 CPR

--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                        95.1922700857%
Senior Prepayment Percentage                                                                            100.0000000000%

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                       Countrywide Home Loans
                                 Mortgage Pass-Through Certificates
                                   Alternative Loan Trust 2002-10
                                           Series 2002-15

--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Subordinate Percentage                                                                                    4.8077299143%
Subordinate Prepayment Percentage                                                                         0.0000000000%


Certificate Account

Beginning Balance                                                                                                  0.00

Deposit
Payments of Interest and Principal                                                                         8,117,457.14
Liquidation Proceeds                                                                                               0.00
All Other Proceeds                                                                                                 0.00
Other Amounts                                                                                                      0.00
                                                                                                           ------------
Total Deposits                                                                                             8,117,457.14


Withdrawals
Reimbursement of Servicer Advances                                                                                 0.00
Payment of Master Servicer Fees                                                                               80,996.04
Payment of Sub Servicer Fees                                                                                 105,944.32
Payment of Other Fees                                                                                            601.57
Payment of Insurance Premium(s)                                                                                    0.00
Payment of Personal Mortgage Insurance                                                                       105,944.32
Other Permitted Withdrawal per the Pooling and Service Agreement                                                   0.00
Payment of Principal and Interest                                                                          7,929,915.22
                                                                                                           ------------
Total Withdrawals                                                                                          8,223,401.45

Ending Balance                                                                                                   601.57


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                      1,833.89
Compensation for Gross PPIS from Servicing Fees                                                                1,833.89
Other Gross PPIS Compensation                                                                                      0.00
                                                                                                           ------------
Total Net PPIS (Non-Supported PPIS)                                                                                0.00


Master Servicing Fees Paid                                                                                    80,996.04
Sub Servicing Fees Paid                                                                                      105,944.32
Insurance Premium(s) Paid                                                                                          0.00

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                                    Countrywide Home Loans
                                              Mortgage Pass-Through Certificates
                                                Alternative Loan Trust 2002-10
                                                        Series 2002-15

Personal Mortgage Insurance Fees Paid                                                                                    105,944.32
Other Fees Paid                                                                                                              601.57
                                                                                                                         ----------
Total Fees                                                                                                               293,486.24

------------------------------------------------------------------
                      Delinquency Information
------------------------------------------------------------------

Group 1
-------

Delinquency                                                          30-59 Days         60-89 Days       90+ Days          Totals
-----------                                                          ----------         ----------       --------          ------
Scheduled Principal Balance                                         1,456,590.50              0.00            0.00     1,456,590.50
Percentage of Total Pool Balance                                       0.371697%         0.000000%       0.000000%        0.371697%
Number of Loans                                                                5                 0               0                5
Percentage of Total Loans                                              0.526870%         0.000000%       0.000000%        0.526870%

Foreclosure
-----------
Scheduled Principal Balance                                                                                              207,065.77
Percentage of Total Pool Balance                                                                                          0.052840%
Number of Loans                                                                                                                   1
Percentage of Total Loans                                                                                                 0.105374%

REO
---
Scheduled Principal Balance                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                        0.00
Additional Gains (Recoveries)/Losses                                                                                           0.00
Total Realized Losses                                                                                                          0.00

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
     212-815-3236


                                                 Countrywide Home Loans
                                           Mortgage Pass-Through Certificates
                                             Alternative Loan Trust 2002-10
                                                     Series 2002-15

------------------------------------------------------------------
           Subordination/Credit Enhancement Information
------------------------------------------------------------------

Protection                                                                           Original                 Current
----------                                                                           --------                 -------
Bankruptcy Loss                                                                       127,308.61             127,308.61
Bankruptcy Percentage                                                                  0.031827%              0.032487%
Credit/Fraud Loss                                                                   4,000,000.00           4,000,000.00
Credit/Fraud Loss Percentage                                                           1.000000%              1.020732%
Special Hazard Loss                                                                 4,000,000.00           3,992,793.40
Special Hazard Loss Percentage                                                         1.000000%              1.018893%

Credit Support                                                                       Original                Current
--------------                                                                       --------                -------
Class A                                                                           380,999,733.09         372,923,259.12
Class A Percentage                                                                    95.249933%             95.163679%

Class M                                                                             9,000,000.00           8,977,309.49
Class M Percentage                                                                     2.250000%              2.290857%

Class B1                                                                            3,400,000.00           3,391,428.03
Class B1 Percentage                                                                    0.850000%              0.865435%

Class B2                                                                            2,600,000.00           2,593,444.96
Class B2 Percentage                                                                    0.650000%              0.661803%

Class B3                                                                            1,400,000.00           1,396,470.37
Class B3 Percentage                                                                    0.350000%              0.356356%

Class B4                                                                            1,400,000.00           1,396,470.37
Class B4 Percentage                                                                    0.350000%              0.356356%

Class B5                                                                            1,200,266.91           1,197,240.84
Class B5 Percentage                                                                    0.300067%              0.305516%